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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2001

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

CIBER, Inc.
Information to be included in the Report

Item 2. Acquisition and Disposition of Assets.

    On October 15, 2001, CIBER, Inc. acquired Metamor Industry Solutions, Inc. and its subsidiary, Metamor Government Solutions, Inc. CIBER acquired all of the outstanding stock of Metamor Industry Solutions, Inc. from PSINet Consulting Solutions Holdings, Inc., a subsidiary of PSINet, Inc., for consideration of approximately $37.5 million, subject to adjustment as provided for in the Stock Purchase Agreement, as amended. CIBER used a combination of cash on hand and borrowing under its $40 million line of credit with Wells Fargo Bank, NA for the consideration. The acquired operations provide information technology ("IT") consulting services to federal, state and local governments.

Item 7. Financial Statements and Exhibits.

    CIBER amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated October 15, 2001 as follows:

    (a) Financial statements of business acquired (pages F-1 to F-11)

    Metamor Industry Solutions, Inc. and Subsidiary

  •
  Independent Auditor's Report

  •
  Consolidated Balance Sheets as of December 31, 2000 and September 30, 2001 (unaudited)

  •
  Consolidated Statements of Operations for the six months ended June 30, 2000, the six months ended December 31, 2000, the three months ended September 30, 2000 (unaudited) and for the nine months ended September 30, 2001 (unaudited)

  •
  Consolidated statements of Shareholder's Equity for the six months ended June 30, 2000, the six months ended December 31, 2000 and for the nine months ended September 30, 2001 (unaudited)

  •
  Consolidated Statements of Cash Flows for the six months ended June 30, 2000, the six months ended December 31, 2000, the three months ended September 30, 2000 (unaudited) and for the nine months ended September 30, 2001 (unaudited)

  •
  Notes to Consolidated Financial Statements

    (b) Pro forma financial information (pages F-12 to F-16)

  •
  Introduction to Unaudited Pro Forma Condensed Financial Statements

  •
  Pro Forma Condensed Balance Sheet as of September 30, 2001

  •
  Pro Forma Condensed Statement of Operations for the nine months ended September 30, 2001

  •
  Pro Forma Condensed Statement of Operations for the year ended December 31, 2000

  •
  Notes to Unaudited Pro Forma Condensed Financial Statements

    (c) Exhibits

      23.1 Consent of KPMG LLP

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.
Date: December 21, 2001	By:	/s/ CHRISTOPHER L. LOFFREDO Christopher L. Loffredo V.P./Chief Accounting Officer

Independent Auditors' Report

The Board of Directors and Shareholder
Metamor Industry Solutions, Inc.:

    We have audited the accompanying consolidated balance sheet of Metamor Industry Solutions, Inc. and subsidiary as of December 31, 2000, and the related consolidated statements of operations, shareholder's equity and cash flows for the six-month period ended December 31, 2000 and the six-month period ended June 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metamor Industry Solutions, Inc. and subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the six-month period ended June 30, 2000 and the six-month period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

    As discussed in note 2 to the consolidated financial statements, effective June 15, 2000, PSINet, Inc. acquired Metamor Worldwide, Inc. and subsidiaries, the parent company of Metamor Industry Solutions, Inc. and subsidiary, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

                                            KPMG LLP

Denver, Colorado
November 2, 2001

F–1

METAMOR INDUSTRY SOLUTIONS, INC.
AND SUBSIDIARY

Consolidated Balance Sheets

(Dollars in thousands)

	September 30, 2001 (unaudited)	December 31, 2000
Assets
Current assets:
Cash	$—	$2,496
Accounts receivable, net	21,339	14,954
Due from affiliates	—	11,825
Prepaid expenses and other current assets	26	16

Total current assets	21,365	29,291

Property and equipment, at cost	5,923	4,972
Less accumulated depreciation and amortization	(2,855)	(2,197)

Net property and equipment	3,068	2,775

Intangible assets, net	10,260	10,665
Other assets	223	172

Total assets	$34,916	$42,903

Liabilities and Shareholder's Equity
Current liabilities:
Accounts payable	$3,516	$1,599
Due to affiliates	1,706	—
Accrued compensation and payroll taxes	4,709	5,521
Other accrued expenses and liabilities	2,263	163

Total liabilities	12,194	7,283

Shareholder's equity:
Common stock, $1 par value; 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	282,676	282,676
Accumulated deficit	(259,955)	(247,057)

Total shareholder's equity	22,722	35,620

Total liabilities and shareholder's equity	$34,916	$42,903

See accompanying notes to consolidated financial statements.

F–2

METAMOR INDUSTRY SOLUTIONS, INC.
AND SUBSIDIARY

Consolidated Statements of Operations

(Dollars in thousands)

			Year ended December 31, 2000
	Nine months ended September 30, 2001 (unaudited)	Three months ended September 30, 2000 (unaudited)	Six months ended December 31, 2000 Post-acquisition (note 2)	Six months ended June 30, 2000 Pre-acquisition (note 2)
Revenues	$72,117	$25,179	$46,524	$44,510

Cost of consulting services	53,313	18,388	33,353	32,843
Selling, general and administrative expenses	31,061	2,748	12,194	16,133
Amortization of intangible assets	405	5,658	6,109	358
Impairment of intangibles	—	241,989	241,989	—

	(12,662)	(243,604)	(247,121)	(4,824)
Interest expense, net	—	117	—	(1,545)
Other income, net	(236)	(55)	64	85

Net loss	$(12,898)	$(243,542)	$(247,057)	$(6,284)

See accompanying notes to consolidated financial statements.

F–3

METAMOR INDUSTRY SOLUTIONS, INC.
AND SUBSIDIARY

Consolidated Statements of Shareholder's Equity

(Dollars in thousands)

	Common stock	Additional paid-in capital	Retained earnings (deficit)	Total shareholder's equity
Balances at January 1, 2000 (pre-acquisition)	$1	$5,199	$22,828	$28,028
Effect of change in ownership	—	277,477	(16,544)	260,933
Net income	—	—	(6,284)	(6,284)

Balances at June 30, 2000 (post-acquisition)	1	282,676	—	282,677
Net loss	—	—	(247,057)	(247,057)

Balances at December 31, 2000	1	282,676	(247,057)	35,620
Net loss (unaudited)	—	—	(12,898)	(12,898)

Balances at September 30, 2001 (unaudited)	$1	$282,676	$(259,955)	$22,722

See accompanying notes to consolidated financial statements.

F–4

METAMOR INDUSTRY SOLUTIONS, INC.
AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Dollars in thousands)

			Year ended December 31, 2000
	Nine months ended September 30, 2001 (unaudited)	Three months ended September 30, 2000 (unaudited)	Six months ended December 31, 2000 Post-acquisition (note 2)	Six months ended June 30, 2000 Pre-acquisition (note 2)
Cash flows from operating activities:
Net loss	$(12,898)	$(243,542)	$(247,057)	$(6,284)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of intangibles	—	241,989	241,989	—
Depreciation	658	150	252	348
Amortization of intangible assets	405	5,658	6,109	358
Changes in operating assets and liabilities, net of the effect of acquisitions:
Accounts receivable	(6,386)	(6,397)	12,507	5,569
Other current and long-term assets	(59)	(451)	279	(95)
Accounts payable	1,917	553	(708)	1,688
Accrued compensation and payroll taxes	(812)	(1,468)	565	2,018
Other accrued expenses and liabilities	2,100	586	(3,015)	(84)

Net cash provided by (used in) operating activities	(15,075)	(2,922)	10,921	3,518

Cash flows from investing activities—purchases of property and equipment	(952)	(496)	(817)	(818)

Cash flows from financing activities—increase in due to affiliates	13,531	—	(11,825)	1,202

Net increase (decrease) in cash	(2,496)	(3,418)	(1,721)	3,902
Cash, beginning of period	2,496	4,217	4,217	315

Cash, end of period	$—	$799	$2,496	$4,217

See accompanying notes to consolidated financial statements.

F–5

METAMOR INDUSTRY SOLUTIONS, INC.
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2000

(Amounts in thousands)

(Information as of and for the periods ended September 30, 2001 and 2000 is unaudited)

(1) Nature of Operations and Summary of Significant Accounting Policies

  (a) Nature of Operations

      Metamor Worldwide, Inc. and subsidiaries were acquired by PSINet, Inc. (PSINet) in June 2000 for approximately $1.4 billion in a transaction accounted for as a purchase business combination. Metamor Worldwide, Inc. then changed its name to PSINet Consulting Solutions Holdings, Inc. PSINet put various subsidiary operations, including PSINet Consulting Solutions Holdings, Inc., up for sale and reassessed the carrying value of the related long lived tangible and intangible assets in September 2000. In September 2001, PSINet Consulting Solutions Holdings, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code. On October 15, 2001, CIBER, Inc. (CIBER) agreed to purchase Metamor Industry Solutions Holdings, Inc. (a subsidiary of PSINet Consulting Solutions Holdings, Inc.) and one of its subsidiaries, Metamor Government Solutions, Inc. (collectively referred to as the Company) for total consideration of approximately $37.5 million. The accompanying financial statements reflect the historical operations of the Company which were acquired by CIBER and reflect the allocation of goodwill to the Company as a result of the acquisition by PSINet of Metamor Worldwide, Inc. in June 2000 as well as the allocation of the write down of that goodwill and other intangible assets concurrent with the decision by PSINet to sell PSINet Consulting Solutions Holdings, Inc. (see note 2).

      The Company is a provider of information technology services to federal, state and local governments. The Company's services include application development and implementation IT outsourcing, data warehousing and imaging.

  (b) Principles of Consolidation

      The consolidated financial statements include the accounts of Metamor Industry Solutions, Inc. and its wholly owned subsidiary, Metamor Government Solutions, Inc. All material intercompany balances and transactions have been eliminated.

  (c) Property and Equipment

      Property and equipment, which consists primarily of computer equipment, software and furniture, is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives, ranging primarily from three to ten years.

  (d) Costs of Developing Computer Software

      The Company accounts for costs incurred in the development of software products developed for sale in accordance with FASB 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, whereby costs incurred prior to established technological feasibility are expensed and costs subsequent to technological feasibility are capitalized. At December 31, 2000, the Company had approximately $700 of capitalized costs associated with software to be sold.

F–6

  (e) Intangible Assets

      Goodwill is amortized over 20 years using the straight-line method.

      In September 2000, PSINet, the Company's ultimate parent, made the determination to classify the Company as held for sale and as a result, reassessed the fair market value of the Company's net assets with the assistance of independent parties resulting in an impairment of the Company's intangible assets. During the six months ended December 31, 2000, the Company recorded an impairment charge of $241,989 to write down goodwill and other intangible assets. The Company believes all remaining intangible assets are fully realizable as of December 31, 2000.

  (f)  Revenue Recognition

      The Company provides consulting services under time-and-material and fixed-priced contracts. The majority of service revenues are recognized under time-and-material contracts as hours and costs are incurred. Revenues include reimbursable expenses separately billed to clients. For fixed-priced contracts, revenue is recognized on the basis of the estimated percentage of completion based on costs incurred relative to total estimated costs. The cumulative impact of any revisions in estimated revenues and costs are recognized in the period in which they become known. Losses, if any, on fixed-price contracts are recognized when the loss is determined.

      Unbilled accounts receivable represent amounts recognized as revenue based on services performed in advance of billings in accordance with contract terms. Any deferred revenues consist of amounts received or billed in advance of services to be provided.

  (g) Income Taxes

      The Company has been included in the consolidated federal and state tax returns of its parent. Income tax expense for the Company has been calculated as if it had operated as a separate entity and filed separate tax returns. Deferred income taxes have been determined under the asset and liability method.

  (h) Interim Financial Statements

      The accompanying unaudited consolidated financial statements reflect all adjustments which are normal and recurring in nature and which, in the opinion of management, are necessary for a fair statement of the financial position as of September 30, 2001 and of the results of operations for the nine months ended September 30, 2001 and the three months ended September 30, 2000.

  (i)  Estimates

      The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to estimates of collectibility of accounts receivable, the

F–7

  realizability of goodwill, the costs to complete fixed-priced projects, certain accrued liabilities and other factors.

  (j)  Fair Value of Financial Instruments

      The fair value of financial instruments approximates their carrying amounts due to the relatively short periods of maturity of the instruments.

(2) Acquisition by PSINet Consulting Solutions, Inc.

    On June 15, 2000, PSINet, Inc. acquired all of the outstanding common stock of Metamor Worldwide, Inc. in a business combination accounted for as a purchase. As a result of the acquisition, PSINet allocated a portion of its cost in excess of the fair value of the net assets acquired to the Company as goodwill and other intangible assets ("push down" accounting). The amounts pushed down were based on PSINet's valuation of the fair value of the Company at the date of acquisition. Because of the significance of the amounts allocated to the Company, the financial information for the periods prior and subsequent to the date of acquisition are not comparable. For the purposes of these financial statements, June 30, 2000 is treated as the date of acquisition. To denote the distinction between the cost bases, the results of operations have been presented separately for the periods before and after the acquisition.

    The following table represents the Company's summary balance sheet as of June 30, 2000, prior to the acquisition, and the Company's opening summary balance sheet immediately subsequent to the acquisition reflecting the effects of the push down accounting.

	Prior to the acquisition June 30, 2000	Subsequent to the acquisition
Current assets	$31,983	$31,983
Property and equipment, net	2,209	2,209
Goodwill and other intangibles	29,118	255,745
Other assets	164	164

Total assets	$63,474	$290,101

Current liabilities	$6,567	$7,318
Deferred taxes	106	106
Due to affiliates	35,057	—

Total liabilities	41,730	7,424
Total stockholder's equity	21,744	282,677

Total liabilities and stockholder's equity	$63,474	$290,101

    As shown above, the significant impact on the Company's financial information of the acquisition was the push down of amounts representing PSINet's assessment of fair value attributable to goodwill and intangible assets and the elimination of amounts due to affiliates. In September 2000, PSINet

F–8

classified the Company as "held for sale" and reassessed the fair value of the Company's net assets. In making this determination, PSINet utilized third parties to provide market value information about the Company. As a result, PSINet determined that a significant impairment in the carrying value of the Company's goodwill and other intangibles was required. During the six months ended December 31, 2000, PSINet recorded an impairment charge of $241,989 to write off the carrying value of other intangible assets and write down the carrying value of goodwill to $10 million reflecting the estimated fair value of the net assets of the Company.

(3) Accounts Receivable

    Accounts receivable consists of the following:

December 31, 2000
Billed accounts receivable	$15,743
Unbilled accounts receivable	1,230
Less allowance for doubtful accounts	(2,019)

$14,954

The activity in the allowance for doubtful accounts consists of the following:

	Balance at beginning of period	Charge to cost and expenses	Deductions (write-offs)	Balance at end of period
Six months ended December 31, 2000	$1,272	$748	$(1)	$2,019
Six months ended June 30, 2000	1,363	464	(555)	1,272

F–9

(4) Property and Equipment

    Property and equipment consists of the following:

December 31, 2000
Computer equipment and software	$4,094
Furniture and fixtures	820
Leaseholds and other	58

4,972
Less accumulated depreciation	(2,197)

$2,775

(5) Intangible Assets

    Intangible assets consists of goodwill of $10,800 less accumulated amortization of $135 as of December 31, 2000. As discussed in notes 1 and 2, during 2000, the Company reduced the value of goodwill and other intangibles by $241,989.

(6) Income Taxes

    The Company has been included in the consolidated tax return of its parent. No income tax expense or benefit has been reflected in the accompanying statement of operations as the Company had losses for both financial reporting and income tax purposes.

    Income tax expense differs from the amounts computed by applying the statutory U.S. federal income tax rate to income before income taxes as a result of the following:

	Six months ended December 31, 2000	Six months ended June 30, 2000
Income tax expense (benefit) at the federal statutory rate of 34%	$(83,999)	$(2,137)
Increase (decrease) resulting from:
Nondeductible goodwill amortization	2,077	122
Impairment of goodwill	82,276	—
Other	20	32
Increase (decrease) in valuation allowance	(374)	1,983

Income tax expense	$—	$—

    The primary temporary differences for which deferred tax assets are provided are depreciation, allowance for doubtful accounts, vacation pay, accrued bonuses and net operating losses (NOLs) against which the Company has provided a 100% valuation allowance as of December 31, 2000. As a result of the acquisition by CIBER, all deferred taxes will be eliminated.

(7) 401(k) Savings Plan

    The Company's employees are eligible to participate in 401(k) retirement savings plans of the parent Company. The Company recorded expense of approximately $226 and $194 for the six months ended December 31, 2000 and June 30, 2000, respectively, for 401(k) matching contributions.

F–10

(8) Leases

    The Company has noncancelable operating leases, primarily for office space, expiring at various dates from 2001 to 2005. The Company recorded rent expense of approximately $1,078 for the six months ended December 31, 2000 and June 30, 2000, respectively.

    Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2000 were as follows:

Year ended December 31:
2001	$2,077
2002	1,996
2003	1,985
2004	1,674
2005	390

$8,122

(9) Litigation

    The Company is a party to certain legal proceedings and claims in the ordinary course of its business. The Company believes that the outcome of these matters will not have a material adverse affect on its consolidated financial position, results of operations or liquidity.

F–11

CIBER, Inc. and Subsidiaries

Introduction to
Unaudited Pro Forma Condensed Financial Statements

    The unaudited pro forma information set forth below gives effect to the acquisition of Metamor Industry Solutions, Inc. and Subsidiary ("Metamor") by CIBER, Inc. as if it had been completed on January 1, 2000 for purposes of the statements of operations, and as if it had been completed on September 30, 2001 for balance sheet purposes. The pro forma condensed financial statements are derived from the historical financial statements of CIBER and Metamor.

    CIBER will account for the acquisition under the purchase method of accounting. Accordingly, CIBER will establish a new basis for Metamor's assets and liabilities based upon the fair values thereof and the CIBER purchase price, including costs of the acquisition. The purchase accounting adjustments made in connection with the development of the pro forma condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies nor any adjustments to expenses for any future operating changes. CIBER may incur integration-related expenses not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions. The following pro forma condensed financial information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been completed on the dates discussed above.

    CIBER is unaware of events, other than those disclosed in the pro forma notes that would require a material change to the preliminary purchase price allocation. However a final determination of the required purchase accounting adjustments will be made after completion of the acquisition and the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the acquisition took place.

    Metamor's parent company was acquired by PSINet, Inc. in June 2000 in a business combination accounted for as a purchase. As a result of the acquisition, the assets and liabilities of Metamor were adjusted to fair value. This resulted in the recording of intangible assets of $256 million. Accordingly, Metamor's historical financial information for the periods prior to and subsequent to the acquisition is not comparable. The unaudited pro forma condensed statements of operations eliminate the effects of the June 2000 acquisition. The pro forma adjustments eliminate the historical amortization of goodwill and other intangibles and the intangible impairment charge. In accordance with the Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), the goodwill resulting from CIBER's acquisition of Metamor will not be amortized. As a result, no amortization of this goodwill is included in the pro forma condensed statements of operations.

    For income tax purposes, CIBER plans to elect to treat the acquisition of Metamor as taxable. As a result, the book and tax basis of Metamor's assets and liabilities will be the same, therefore no deferred taxes are reflected on the pro forma condensed balance sheet related to Metamor.

F–12

CIBER, Inc. and Subsidiaries
Pro Forma Condensed Balance Sheet
September 30, 2001
(Unaudited)

	Historical(1)
			Pro Forma Adjustments			Pro Forma Combined
In thousands	CIBER	Metamor
Assets
Current assets:
Cash and cash equivalents	$18,839	$—		$(1,096)	(2)	$17,743
Accounts receivable, net	122,198	21,339		—		143,537
Prepaid expenses and other current assets	8,048	26		—		8,074
Income taxes refundable	3,449	—		—		3,449
Deferred income taxes	4,501	—				4,501

Total current assets	157,035	21,365		(1,096)		177,304

Property and equipment, net	31,351	3,068		—		34,419
Intangible assets, net	143,601	10,260		(10,260)	(2)	169,708
				26,107	(2)
Deferred income taxes	7,188	—		—		7,188
Other assets	4,665	223		—		4,888

Total assets	$343,840	$34,916		$14,751		$393,507

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$9,305	$3,516	$			$12,821
Acquisition costs payable	991	—		—		991
Accrued compensation and payroll taxes	25,679	4,709		—		30,388
Other accrued expenses and liabilities	17,025	3,969		—		20,994
Income taxes payable	386	—		—		386

Total current liabilities	53,386	12,194		—		65,580

Line of credit	—	—		37,473	(2)	37,473

Total liabilities	53,386	12,194		37,473		103,053

Shareholders' equity:
Common stock	610	1		(1)	(3)	610
Additional paid-in capital	240,592	282,676		(282,676)	(3)	240,592
Retained earnings (deficit)	54,734	(259,955)		259,955	(3)	54,734
Accumulated other comprehensive loss	(1,951)	—		—		(1,951)
Treasury stock	(3,531)	—		—		(3,531)

Total shareholders' equity	290,454	22,722		(22,722)		290,454

Total liabilities and shareholders' equity	$343,840	$34,916		$14,751		$393,507

See accompaning notes to pro forma condensed financial statements

F–13

CIBER, Inc. and Subsidiaries
Pro Forma Condensed Statement of Operations
Nine Months Ended September 30, 2001
(Unaudited)

	Historical(1)
			Pro Forma Adjustments		Pro Forma Combined
In thousands, except per share data	CIBER	Metamor
Consulting services	$391,439	$72,117	$—		$463,556
Other revenues	22,385	—	—		22,385

Total revenues	413,824	72,117	—		485,941

Cost of consulting services	272,273	53,313	—		325,586
Cost of other revenues	14,121	—	—		14,121
Selling, general and administrative expenses	115,486	31,061	—		146,547
Amortization of intangible assets	9,126	405	(405)	(4)	9,126
Other charges	1,242	—	—		1,242

Operating income (loss)	1,576	(12,662)	405		(10,681)
Other income (expense), net	610	(236)	(1,252)	(6)	(878)

Income (loss) before income taxes	2,186	(12,898)	(847)		(11,559)
Income tax expense (benefit)	837	—	(5,498)	(7)	(4,661)

Net income (loss)	$1,349	$(12,898)	$4,651		$(6,898)

Income (loss) per share—basic	$0.02				$(0.12)
Income (loss) per share—diluted	$0.02				$(0.12)
Weighted average shares—basic	57,532				57,532
Weighted average shares—diluted	57,978				57,978

See accompaning notes to pro forma condensed financial statements

F–14

CIBER, Inc. and Subsidiaries
Pro Forma Condensed Statement of Operations
Year Ended December 31, 2000
(Unaudited)

	Historical (1)
			Pro Forma Adjustments		Pro Forma Combined
In thousands, except per share data	CIBER	Metamor
Consulting services	$586,481	$91,034	$—		$677,515
Other revenues	35,053	—	—		35,053

Total revenues	621,534	91,034	—		712,568

Cost of consulting services	401,359	66,196	—		467,555
Cost of other revenues	20,719	—	—		20,719
Selling, general and administrative expenses	158,553	28,327	—		186,880
Amortization of intangible assets	14,032	6,467	(6,467)	(4)	14,032
Goodwill impairment and other charges	83,768	241,989	(241,989)	(5)	83,768

Operating income (loss)	(56,897)	(251,945)	248,456		(60,386)
Other income (expense), net	1,038	(1,396)	(1,642)	(6)	(2,000)

Income (loss) before income taxes	(55,859)	(253,341)	246,814		(62,386)
Income tax expense (benefit)	10,916	—	(2,611)	(7)	8,305

Net income (loss)	$(66,775)	$(253,341)	$249,425		$(70,691)

Loss per share—basic	$(1.15)				$(1.22)
Loss per share—diluted	$(1.15)				$(1.22)
Weighted average shares—basic	57,900				57,900
Weighted average shares—diluted	57,900				57,900

See accompaning notes to pro forma condensed financial statements

F–15

Notes to Unaudited Pro Forma Condensed Financial Statements

1.
These columns reflect the historical results of operations and financial position of the respective companies.

2.
This adjustment reflects the acquisition of Metamor and the allocation of the excess of the consideration paid for the net assets acquired, including the costs of the transaction, over the total of the fair values assigned to Metamor's net assets. For the purpose of these pro forma financial statements, the consideration has been calculated based on CIBER acquiring all of the outstanding shares of Metamor in exchange for approximately $37.5 million in cash, subject to adjustment as provided for in the Stock Purchase Agreement, as amended.

  This adjustment reflects the increase of Metamor's assets and liabilities to fair value (in thousands):

Merger consideration paid in cash	$37,473
Historical net book value of Metamor at September 30, 2001	(22,722)
Estimated merger costs incurred by CIBER	1,096

Increase of Metamor assets and liabilities to fair value	15,847
Pro forma adjustments relating to:
Existing Metamor intangible assets	10,260

Preliminary Pro forma goodwill	$26,107

  After closing of the acquisition, the actual goodwill will be based on the fair value of Metamor's assets and liabilities at the date of the acquisition. A preliminary allocation of the purchase price has been made to reflect the estimated fair value of assets and liabilities of Metamor, based on information available to management at the date of the preparation of the accompanying pro forma condensed financial information.

3.
Represents the elimination of Metamor's historical shareholder's equity accounts.

4.
Represents the elimination of Metamor's historical intangible amortization.

5.
Represents the elimination of Metamor's intangible asset impairment charge.

6.
CIBER borrowed on its line of credit to fund the acquisition. The pro forma interest expense adjustment was calculated based on the amount initially borrowed and the interest rate at the time of the borrowing (4.8%).

7.
Represents the income tax effect of the pro forma adjustments assuming a 40% effective tax rate for the pro forma pre-tax loss of Metamor.

F–16

QuickLinks

CIBER, Inc. Information to be included in the Report
Independent Auditors' Report
METAMOR INDUSTRY SOLUTIONS, INC. AND SUBSIDIARY Consolidated Balance Sheets (Dollars in thousands)
METAMOR INDUSTRY SOLUTIONS, INC. AND SUBSIDIARY Consolidated Statements of Operations (Dollars in thousands)
METAMOR INDUSTRY SOLUTIONS, INC. AND SUBSIDIARY Consolidated Statements of Shareholder's Equity (Dollars in thousands)
METAMOR INDUSTRY SOLUTIONS, INC. AND SUBSIDIARY Consolidated Statements of Cash Flows (Dollars in thousands)
METAMOR INDUSTRY SOLUTIONS, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2000 (Amounts in thousands) (Information as of and for the periods ended September 30, 2001 and 2000 is unaudited)
CIBER, Inc. and Subsidiaries
Introduction to Unaudited Pro Forma Condensed Financial Statements
CIBER, Inc. and Subsidiaries Pro Forma Condensed Balance Sheet September 30, 2001 (Unaudited)
CIBER, Inc. and Subsidiaries Pro Forma Condensed Statement of Operations Nine Months Ended September 30, 2001 (Unaudited)
CIBER, Inc. and Subsidiaries Pro Forma Condensed Statement of Operations Year Ended December 31, 2000 (Unaudited)
Notes to Unaudited Pro Forma Condensed Financial Statements